Exhibit 23.1
                                                             ------------


                        INDEPENDENT AUDITORS' CONSENT


        We consent to the use in this Registration Statement on Form S-20 of The Options Clearing Corporation of our report dated January 27, 1998, appearing in Part II hereof, and to the reference to us under the heading "Legal Opinions and Experts" in Part II hereof.




   Deloitte & Touche LLP



   Chicago, Illinois
   March 30,  1998